Exhibit 1
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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Mace Security International, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on February 8, 2005.

                                          LANGLEY PARTNERS, L.P.


                                             By:  LANGLEY CAPITAL, LLC,
                                                  as General Partner


                                                  By: /s/ Jeffrey Thorp
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                                                      Jeffrey Thorp, Manager


                                          LANGLEY MANAGEMENT, LLC


                                             By:  /s/ Jeffrey Thorp
                                                  ------------------------------
                                                  Jeffrey Thorp, Manager


                                          LANGLEY CAPITAL, LLC


                                             By:  /s/ Jeffrey Thorp
                                                  ------------------------------
                                                  Jeffrey Thorp, Manager


                                          /s/ Jeffrey Thorp
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                                          Jeffrey Thorp